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Exhibit 11

November 4, 2011

Trust for Professional Managers

615 East Michigan Street, 2nd Floor

Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

We have acted as counsel to Trust for Professional Managers, a Delaware statutory trust (the “Trust”), in connection with the Trust’s registration statement on Form N-14, Registration No. 333-176648 (the “Registration Statement”), relating to the issuance by the Trust of shares of common stock (the “Shares”), $0.001 par value, of the Schooner Global Absolute Return Fund (the “Fund”), a series of the Trust, in connection with the proposed reorganization of the Nakoma Absolute Return Fund, a series of Nakoma Mutual Funds, a Delaware statutory trust, into the Fund, pursuant to an agreement and plan of reorganization (the “Reorganization Agreement”).

We have examined:  (a) the Registration Statement (including the information statement/prospectus and form of Reorganization Agreement contained therein), (b) the Trust’s Declaration of Trust and Bylaws, each as amended to date, (c) certain resolutions of the Trust’s Board of Trustees, and (d) such other proceedings, documents and records we have deemed necessary to render this opinion.  In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents.  We have not independently established any facts represented in the documents so relied upon.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and nonassessable by the Trust when issued upon the terms of the Reorganization Agreement included in the Registration Statement, subject to compliance with the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended, and applicable state securities laws.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the 1933 Act or within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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